Exhibit 99.1

GATEWAY CASINOS & ENTERTAINMENT LIMITED AND LEISURE ACQUISITION CORP. TO HOST INVESTOR CALL REGARDING BUSINESS COMBINATION ON JANUARY 7, 2020

Leading Diversified Canadian Gaming and Entertainment Company, with 25 Properties Across British Columbia and Ontario

Operates in Attractive Regulatory Environments with High Barriers to Entry

Attractive Free Cash Flow Conversion

Executing on Multiple Future Growth Strategies through Property Rebranding, Value-Added Renovations and a Strong Pipeline of New Development

Marc Falcone, Long-Time Gaming Industry Operator and Investor, to Join Gateway as President and Chief Executive Officer

Supported by Equity Commitment from HG Vora Capital, an Experienced Gaming and Leisure Investor – HG Vora’s Total Capital Commitment is in Excess of US$100 Million

Investor Call Scheduled for January 7, 2020

BURNABY, BC and NEW YORK, NY – January 6, 2020 – GTWY Holdings Limited (“GTWY”), the holding company for Gateway Casinos & Entertainment Limited (together with affiliates, “Gateway” or the “Company”), one of the largest and most diversified gaming and entertainment companies in Canada, which is currently majority owned by The Catalyst Capital Group Inc. (“Catalyst”), and Leisure Acquisition Corp. (NASDAQ: LACQ, LACQU, LACQW) (“Leisure”), a special purpose acquisition company, jointly announced today that Gateway and Leisure will host an investor conference call on January 7, 2020 to discuss their previously announced business combination (the “Transaction”) whereby Leisure will merge into a wholly-owned subsidiary of GTWY in a transaction with a pro forma enterprise valuation of approximately US$1.115 billion (C$1.463 billion). HG Vora Capital Management, LLC, (“HG Vora”) on behalf of certain of its affiliates, is supporting the Transaction through a US$30 million equity commitment. HG Vora has committed more than $100 million in total, including previously invested capital.

Prior to the call, an investor presentation will be made available at www.leisureacq.com in the Investors section under Events & Presentations.

Investor Conference Call Information:

Gateway and Leisure will jointly host an investor conference call to discuss the business combination on January 7, 2020 at 4:15 PM ET.

Interested parties may listen to the call via telephone by dialing (877) 245-7303 (confirmation code: 7934997), or for international callers, (478) 219-0731 (confirmation code: 7934997). The call can also be attended by webcast at: https://event.on24.com/wcc/r/2168133-1/237C606A0D8E8BF09BA749789B07F514

A telephone replay will be available shortly after the call and can be accessed by dialing (800) 585-8367 (confirmation code: 7934997), or for international callers, (404) 537-3406 (confirmation code: 7934997).

About Gateway Casinos & Entertainment Limited:

Gateway Casinos & Entertainment Limited (“GCEL”) is one of the largest and most diversified gaming and entertainment companies in Canada with 25 gaming properties in British Columbia and Ontario and two additional properties in Edmonton, Alberta. Across its entire portfolio, Gateway currently employs over 8,200 people and features approximately 440 table games (including 48 poker tables), 13,915 slots, 93 food and beverage outlets and 561 hotel rooms. A multi-pronged growth strategy has seen GCEL diversify and expand its product offering, including developing proprietary casino and restaurant brands, dramatically improving the gaming customer experience while attracting new customers. Some of GCEL’s proprietary brands include Match Eatery & Public House, Atlas Steak + Fish and the new Halley’s Club. In 2017, GCEL celebrated 25 years in the business of gaming and entertainment in Canada.

Additional information is available at www.gatewaycasinos.com.

About Leisure Acquisition Corp.:

Leisure Acquisition Corp. was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Additional information can be found at www.leisureacq.com.

Important Information About the Proposed Transaction and Where to Find It:

GTWY intends to file a registration statement on Form F-4 with the U.S. Securities Exchange Commission (the “SEC”), which will include a document that serves as both a prospectus, and as a proxy statement of Leisure, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all Leisure shareholders. Leisure also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, interested parties and security holders of Leisure are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available in their entirety because they will contain important information about the proposed transaction. Interested investors and security holders of Leisure will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Leisure and/or the Company through the website maintained by the SEC at www.sec.gov. The documents filed by Leisure and/or the Company with the SEC also may be obtained, when available, free of charge at Leisure’s website at www.leisureacq.com or upon written request to Leisure Acquisition Corp., 250 West 57th Street, Suite 2223, NY, NY 10107; and/or at the Company’s website at www.gatewaycasinos.com or by directing a written request to GTWY Holdings Limited, 100-4400 Dominion Street, Burnaby, British Columbia V5G or by emailing gtwy@jcir.com.

Participants in the Solicitation:

Leisure, GTWY and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Leisure’s shareholders in connection with the proposed transaction. Information about Leisure’s directors and executive officers and their ownership of Leisure’s securities is set forth in Leisure’s definitive proxy statement on Schedule 14A filed with the SEC on October 28, 2019. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements:

This press release includes certain forward-looking statements, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Leisure’s and Gateway’s managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Gateway’s business. These risks, uncertainties and contingencies include, among others: business conditions; changing interpretations of IFRS; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Gateway is engaged; fluctuations in customer demand; management of growth; intensity of competition from other gaming operators; general economic conditions; geopolitical events and regulatory changes; fluctuations in currency exchange rates; the possibility that the transaction does not close, including due to the failure to receive required security holder approvals or regulatory approvals or the failure of other closing conditions; and other factors set forth in Leisure’s past or future filings with the SEC, including the proxy statement expected to be filed in connection with the proposed transaction. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Gateway’s financial results are unaudited and do not conform to SEC Regulation S-X. Additionally, Gateway’s financial measures include a non-IFRS financial measure (Adjusted EBITDA) and as a result such information will be presented differently in Leisure’s proxy statement relating to the proposed transaction and may fluctuate materially depending on many factors. Accordingly, Leisure’s financial results in any particular period may not be indicative of future results. Neither Leisure nor Gateway is under any obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. Leisure’s filings with the SEC can be obtained, without charge, at the SEC’s internet site (http://www.sec.gov).

Additional Information:

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Leisure, GTWY Holdings or Gateway, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No portion of Leisure’s or Gateway’s websites is incorporated by reference into or otherwise deemed to be a part of this news release.

Gateway Contacts:

JCIR

Richard Land

+1.212.835.8500

gtwy@jcir.com

Gagnier Communications

Dan Gagnier / Jeff Mathews

+1.646.569.5897

Gateway@gagnierfc.com

Leisure Contacts:

Daniel B. Silvers, +1.646.820.0860

Chief Executive Officer

dsilvers@matthewslane.com

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